Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166999 and 333-215250) and Registration Statements on Form S-3 (Nos. 333-202899, No. 333-215249 and 333-217267) of General Moly, Inc. of our report dated March 13, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Salt Lake City, Utah
March 13, 2018